VERA BRADLEY ANNOUNCES THIRD QUARTER FISCAL YEAR 2026 RESULTS

Reclaiming Vera Bradley’s joyful optimism, while fueling operational excellence

FORT WAYNE, Ind., December 11, 2025 – Vera Bradley, Inc. (Nasdaq: VRA) (the “Company”) today announced its financial results for the third quarter and nine month period ended November 1, 2025.

Third Quarter Comments

“Our third quarter results demonstrate progress in our comprehensive transformation strategy, which we have now branded as Project Sunshine, our five-pillar initiative anchored on reclaiming Vera Bradley’s joyful optimism while fueling operational excellence. Project Sunshine encompasses sharpening our brand focus, resetting our go-to-market approach, rewiring our digital ecosystem, implementing Outlet 2.0, and reimagining how we work as an organization,” said Ian Bickley, Executive Chairman of Vera Bradley.

“With third quarter revenues of $62.3 million, our Direct Segments registered sequential improvement across key metrics including positive comparable Brand channel sales for five months from back-to-school through Black Friday weekend. The successful return of iconic styles like the Original 100 Bag, the Vera and Glenna Totes also give us confidence we’re moving Vera Bradley in the right direction. While significant work remains, these early wins and our continued focus on profitability and cash generation position us well for sustainable growth,” concluded Bickley.

Summary of Financial Performance for the Third Quarter

Consolidated net revenues from continuing operations totaled $62.3 million compared to $70.5 million in the prior year third quarter ended November 2, 2024.

For the current year third quarter, Vera Bradley, Inc.'s net loss from continuing operations totaled ($12.4) million, or ($0.44) per diluted share. GAAP results from continuing operations for the quarter were significantly affected by a $5.9 million inventory write-down related to the Brands’ strategic product shift toward cotton and heritage prints, along with a $4 million write-off of television media credits which were acquired to support the Company’s Project Restoration efforts and won’t be fully utilized with the focus on digital and performance marketing. These items had a ($0.35) per diluted share impact on our results from continuing operations. Additionally, we incurred non-GAAP pre-tax charges comprised of $0.6 million for severance, $0.4 million for transformation initiatives, $0.3 million for consulting and professional fees associated with strategic initiatives,

($0.2) million for a true up of PO cancellation fees, and total tax impact of $3.0 million adjusted to reflect the tax benefit calculated using a 26% statutory rate applied to the non-GAAP pre-tax loss. The net-of-tax impact totaled $4.1 million. On a non-GAAP basis, Vera Bradley, Inc.’s third quarter net loss from continuing operations totaled ($8.3) million, or ($0.30) per diluted share.

For the prior year third quarter, Vera Bradley, Inc.’s net loss from continuing operations totaled ($13.3) million, or ($0.47) per diluted share. These results included pre-tax charges comprised of $2.1 million of property, plant & equipment (“PPE”) impairment charges, $0.7 million for Project Restoration initiatives, $0.2 million for severance, $0.2 million for consulting and professional fees associated with strategic initiatives, and total tax impact of $6.5 million adjusted to reflect the tax benefit calculated using a 26% statutory rate applied to the non-GAAP pre-tax loss. The net-of-tax impact totaled $9.7 million. On a non-GAAP basis, Vera Bradley, Inc.’s third quarter net loss from continuing operations totaled ($3.7) million, or ($0.13) per diluted share.

Summary of Financial Performance for the Nine Months

Consolidated net revenues from continuing operations totaled $184.8 million compared to $232.4 million in the prior year third quarter ended November 2, 2024.

For the current year nine months, Vera Bradley, Inc.'s net loss from continuing operations totaled ($35.3) million, or ($1.26) per diluted share. GAAP results from the nine months were significantly impacted by the previously mentioned $5.9 million inventory write-down and $4 million write-off of media credits. Additionally, we incurred non-GAAP pre-tax charges comprised of $3.9 million for severance, $1.7 million for consulting and professional fees associated with strategic initiatives and shareholder matters, $1.1 million for professional fees associated with the sale of Pura Vida, $1.0 million for PPE impairment charges, $0.7 million for transformation initiatives, $0.6 million for PO cancellation fees, $0.3 million for inventory write-offs associated with the sale of Pura Vida, and a total tax impact of $7.1 million adjusted to reflect the tax benefit calculated using a 26% statutory rate applied to the non-GAAP pre-tax loss. The net-of-tax impact totaled $16.4 million. On a non-GAAP basis, Vera Bradley, Inc.’s current year net loss from continuing operations for the nine months totaled ($18.9) million, or ($0.67) per diluted share.

For the prior year nine months, Vera Bradley, Inc.’s net loss from continuing operations totaled ($13.4) million, or ($0.46) per diluted share. These results included pre-tax charges comprised of $2.1 million for PPE impairment charges, $1.0 million for severance, $1.0 million for Project Restoration initiatives, $0.7 million for one-time vendor charges, $0.4 million for consulting and professional fees associated with strategic initiatives, and a total tax impact of $0.5 million adjusted to reflect the tax benefit calculated using a 26% statutory rate applied to the non-GAAP pre-tax loss. The net-of-tax impact totaled $5.7 million. On a non-GAAP basis, Vera Bradley, Inc.’s prior year net loss from continuing operations for the nine months totaled ($7.7) million, or ($0.26) per diluted share.

Third Quarter Details

Vera Bradley Direct segment revenues totaled $49.7 million, a 5.3% decrease from $52.5 million in the prior year third quarter. Comparable sales declined 5.8% in the third quarter, primarily driven by traffic and conversion declines in our outlet channels. This represents the Company’s third quarter of sequential comparable sales improvement. During the third quarter, the Company closed one underperforming full-line store.

Vera Bradley Indirect segment revenues totaled $12.6 million, a 30.2% decrease from $18.0 million in the prior year third quarter. The decrease was primarily related to a decline in specialty and key account orders, which were partially offset by increased liquidation sales.

Gross profit totaled $26.2 million, or 42.1% of net revenues, compared to $38.4 million, or 54.5% of net revenues, in the prior year. On a non-GAAP basis, current year gross profit totaled $26.0 million, or 41.7% of net revenues. The year-over-year decrease in consolidated gross profit as a percentage of net revenues was primarily driven by the previously mentioned inventory write-down as well as additional duty expenses, partially offset by pricing improvements.

Selling, general, and administrative (“SG&A”) expense totaled $38.7 million, or 62.1% of net revenues, compared to $46.7 million, or 66.3% of net revenues, in the prior year. On a non-GAAP basis, current year consolidated SG&A expense totaled

$37.4 million, or 60.0% of net revenues, compared to $43.6 million, or 61.8% of net revenues, in the prior year. The decrease in non-GAAP SG&A expense primarily due to lower compensation expenses and other cost reduction initiatives which were partially offset by the previously mentioned media credit write-off.

The Company’s third quarter operating loss from continuing operations totaled ($12.2) million, or (19.6%) of net revenues, compared to ($8.2) million, or (11.6%) of net revenues, in the prior year third quarter. On a non-GAAP basis, the Company’s current year operating loss from continuing operations totaled ($11.1) million, or (17.8%) of net revenues, compared to ($5.0) million, or (7.1%) of net revenues, in the prior year.

By segment:
•Vera Bradley Direct operating income was $2.7 million, or 5.4% of Direct net revenues, compared to $2.1 million, or 4.0% of Direct net revenues, in the prior year. On a non-GAAP basis, Direct operating income totaled $2.5 million, or 5.1% of Direct revenues, compared to $4.5 million, or 8.6% of Direct net revenues, in the prior year.
•Vera Bradley Indirect operating income was $0.9 million, or 7.1% of Indirect net revenues, compared to $6.1 million, or 33.7% of Indirect net revenues, in the prior year. On a non-GAAP basis, Indirect operating income totaled $0.9 million, or 6.8% of Indirect net revenues, compared to $6.6 million, or 36.7% of Indirect net revenues, in the prior year.

Details for the Nine Months

Vera Bradley Direct segment revenues for the current year nine month period totaled $153.3 million, a 15.4% decrease from $181.1 million in the prior year nine month period. Comparable sales declined 16.1% for the nine months, driven by traffic and conversion declines within the channels. During the current year, the Company opened two full-line stores and closed 10 underperforming full-line stores and one underperforming outlet store.

Vera Bradley Indirect segment revenues totaled $31.5 million, a 38.6% decrease from $51.3 million in the prior year third quarter. The decrease was primarily related to a decline in specialty and key account orders.

Consolidated gross profit for the nine months totaled $84.5 million, or 45.7% of net revenues, compared to $119.2 million, or 51.3% of net revenues, in the prior year. On a non-GAAP basis, current year gross profit totaled $85.9 million, or 46.5% of net revenues, compared to $120.0 million, or 51.6% of net revenues in the prior year. The decrease in consolidated gross profit as a percentage of net revenues for the nine months resulted from the previously mentioned inventory write-down as well as additional duty expenses, partially offset by pricing improvements.

For the nine months, consolidated SG&A expense totaled $119.9 million, or 64.9% of net revenues, compared to $136.2 million, or 58.6% of net revenues, in the prior year. On a non-GAAP basis, current year consolidated SG&A expense totaled $112.0 million, or 60.6% of net revenues, compared to $131.9 million, or 56.7% of net revenues, in the prior year. The decrease in non-GAAP SG&A expense primarily due to lower compensation expenses and other cost reduction initiatives which were partially offset by the previously mentioned media credit write-off.

For the nine months, the Company’s operating loss from continuing operations totaled ($34.6) million, or (18.7%) of net revenues, compared to ($16.4) million, or (7.0%) of net revenues, in the prior year nine month period. On a non-GAAP basis, the Company’s current year operating loss from continuing operations totaled ($25.3) million, or (13.7%) of net revenues, compared to ($11.2) million, or (4.8%) of net revenues, in the prior year.

By segment:
•Vera Bradley Direct operating income was $6.5 million, or 4.2% of Direct net revenues, compared to $19.5 million, or 10.8% of Direct net revenues, in the prior year. On a non-GAAP basis, Direct operating income totaled $9.0 million, or 5.8% of Direct revenues, compared to $23.1 million, or 12.8% of Direct net revenues, in the prior year.
•Vera Bradley Indirect operating income was $5.1 million, or 16.1% of Indirect net revenues, compared to $14.6 million, or 28.5% of Indirect net revenues, in the prior year. On a non-GAAP basis, Indirect operating income totaled $5.3 million, or 16.7% of Indirect net revenues, compared to $15.4 million, or 30.0% of Indirect net revenues, in the prior year.

Balance Sheet

Cash and cash equivalents as of November 1, 2025 totaled $10.7 million compared to $12.3 million at the end of last year’s third quarter. The Company had borrowings of $10.0 million on its $75.0 million asset-based lending (“ABL”) facility at quarter end. The Company had no borrowings on its ABL facility at the end of last year’s third quarter.

Total quarter-end inventory was $82.9 million, compared to $109.6 million at the end of last year’s third quarter.

Net capital spending for the nine month period totaled $3.1 million compared to $6.1 million in the prior year.

Disclosure Regarding Non-GAAP Measures

Non-GAAP Numbers

The current year non-GAAP third quarter and nine month income statement numbers referenced below exclude the previously outlined charges for severance, consulting and professional fees associated with strategic initiatives and other matters, professional fees associated with the sale of Pura Vida, PPE impairment charges, transformation initiatives, PO cancellation fees, inventory write-offs associated with the sale of Pura Vida, and the income tax effect related to these items. The prior year non-GAAP third quarter and nine month income statement numbers referenced below exclude the previously outlined charges for PPE impairment charges, severance, Project Restoration initiatives, one-time vendor charges, consulting and professional fees, and the income tax effect related to these items.

The Company's management does not, nor does it suggest that investors should, consider the supplemental non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, the non-GAAP measures utilized by the Company may be unique to the Company, as they may be different from non-GAAP measures used by other companies.

The Company believes that the non-GAAP measures presented in this earnings release, including cash usage; gross profit; selling, general, and administrative expenses; operating loss from continuing operations; net loss income from continuing operations; and diluted net loss per share from continuing operations, along with the associated percentages of net revenues, are helpful to investors because they allow for a more direct comparison of the Company’s year-over-year performance and are consistent with management’s evaluation of business performance. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures can be found in the Company’s supplemental schedules included in this earnings release.

Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the "unreasonable efforts" exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments the Company may make to its GAAP financial measures in calculating non-GAAP financial measures.

Call Information

A conference call to discuss results for the third quarter is scheduled for today, Thursday, December 11, 2025, at 8:30 a.m. Eastern Time. A broadcast of the call will be available via Vera Bradley’s Investor Relations section of its website, www.verabradley.com. Alternatively, interested parties may dial into the call at (877) 407-0779, and enter the access code 13756556. A replay will be available shortly after the call and through December 25, 2025. To access the recording, listeners should dial (844) 512-2921, and enter the access code 13756556.

About Vera Bradley, Inc.
Vera Bradley, based in Fort Wayne, Indiana, is a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand is known for its innovative designs, iconic patterns, and brilliant colors that inspire and connect women unlike any other brand in the global marketplace.

The Company has two reportable segments: Vera Bradley Direct (“VB Direct”) and Vera Bradley Indirect (“VB Indirect”). The VB Direct business consists of sales of Vera Bradley products through Vera Bradley Full-Line and Outlet stores in the United States; Vera Bradley’s websites, www.verabradley.com, outlet.verabradley.com, and international.verabradley.com; and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 1,000 specialty retail locations throughout the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand.

Website Information

We routinely post important information for investors on our website www.verabradley.com in the "Investor Relations" section. We intend to use this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Investors and other interested parties may also access the Company’s most recent Corporate Responsibility and Sustainability Report outlining its ESG (Environmental, Social, and Governance) initiatives at https://verabradley.com/pages/corporate-responsibility.

Vera Bradley Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brands; possible inability to successfully implement the Company’s long-term strategic plan; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our distribution facilities; or business disruption caused by pandemics or other macro factors. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended February 1, 2025. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

CONTACTS:
Investors:
Tom Filandro, Partner
ICR, Inc
VeraBradleyIR@icrinc.com

Media:
mediacontact@verabradley.com
877-708-VERA (8372)

Vera Bradley, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	November 1, 2025	February 1, 2025	November 2, 2024
Assets
Current assets:
Cash and cash equivalents	$10,729	$28,628	$12,318
Accounts receivable, net	18,966	13,797	22,653
Inventories	82,938	91,430	109,590
Short-term contingent consideration	2,013	—	—
Income taxes receivable	392	584	3,453
Prepaid expenses and other current assets	7,298	8,072	10,265
Current assets of discontinued operations	—	22,361	26,506
Total current assets	122,336	164,872	184,785
Operating right-of-use assets	68,360	74,841	79,287
Property, plant, and equipment, net	47,876	52,555	52,572
Long-term contingent consideration	539	—	—
Deferred income taxes	—	—	6,642
Other assets	4,573	9,048	9,867
Long-term assets of discontinued operations	—	5,374	25,822
Total assets	$243,684	$306,690	$358,975
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,678	$17,198	$18,432
Accrued employment costs	6,007	6,527	6,223
Short-term operating lease liabilities	19,456	19,024	20,216
Other accrued liabilities	8,476	9,221	9,745
Income taxes payable	—	—	210
Current liabilities of discontinued operations	—	6,023	4,940
Total current liabilities	48,617	57,993	59,766
Long-term debt	10,000	—	—
Long-term operating lease liabilities	56,957	66,307	70,351
Other long-term liabilities	47	47	46
Long-term liabilities of discontinued operations	—	3,388	3,614
Total liabilities	115,621	127,735	133,777
Shareholders’ equity:
Additional paid-in-capital	115,211	115,515	114,167
Retained earnings	169,782	220,279	267,252
Accumulated other comprehensive loss	(110)	(19)	14
Treasury stock	(156,820)	(156,820)	(156,235)
Total shareholders’ equity	128,063	178,955	225,198
Total liabilities and shareholders’ equity	$243,684	$306,690	$358,975

Vera Bradley, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net revenues	$62,253	$70,483	$184,763	$232,434
Cost of sales	36,067	32,066	100,313	113,268
Gross profit	26,186	38,417	84,450	119,166
Selling, general, and administrative expenses	38,670	46,703	119,916	136,247
Other income, net	310	133	843	704
Operating loss from continuing operations	(12,174)	(8,153)	(34,623)	(16,377)
Interest (expense) income, net	(135)	15	(265)	704
Loss from continuing operations before income taxes	(12,309)	(8,138)	(34,888)	(15,673)
Income tax (benefit) expense	56	5,194	446	(2,264)
Net loss from continuing operations	$(12,365)	$(13,332)	$(35,334)	$(13,409)
Income (loss) from discontinued operations, net of income tax	—	532	(15,163)	(1,806)
Net loss	$(12,365)	$(12,800)	$(50,497)	$(15,215)

Basic weighted-average shares outstanding	27,937	28,074	27,984	29,339
Diluted weighted-average shares outstanding	27,937	28,074	27,984	29,339

Basic net loss per share:
Continuing operations	$(0.44)	$(0.47)	$(1.26)	$(0.46)
Discontinued operations	$—	$0.01	$(0.54)	$(0.06)
Basic net loss per share	$(0.44)	$(0.46)	$(1.80)	$(0.52)
Diluted net loss per share:
Continuing operations	$(0.44)	$(0.47)	$(1.26)	$(0.46)
Discontinued operations	$—	$0.01	$(0.54)	$(0.06)
Diluted net loss per share	$(0.44)	$(0.46)	$(1.80)	$(0.52)

Vera Bradley, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Cash flows from operating activities
Net loss	$(50,497)	$(15,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant, and equipment	5,930	6,210
Amortization of operating right-of-use assets	15,198	14,850
Impairment charges	1,048	2,181
Amortization of intangible assets	—	1,336
Provision for doubtful accounts	128	31
Stock-based compensation	(87)	2,269
Deferred income taxes	—	(116)
Loss on sale of business	15,163	—
Other non-cash loss, net	85	(2)
Changes in assets and liabilities:
Accounts receivable	(6,008)	(7,182)
Inventories	8,834	(13,036)
Prepaid expenses and other assets	5,012	(2,476)
Accounts payable	(3,578)	3,349
Income taxes	192	(3,917)
Operating lease liabilities, net	(17,554)	(17,468)
Accrued and other liabilities	(1,167)	(6,571)
Net cash used in operating activities	(27,301)	(35,757)
Cash flows from investing activities
Purchases of property, plant, and equipment	(3,065)	(6,050)
Proceeds from sale of business, net of cash disposed	1,037	—
Net cash used in investing activities	(2,028)	(6,050)
Cash flows from financing activities
Tax withholdings for equity compensation	(217)	(692)
Repurchase of common stock	—	(21,179)
Borrowings under asset-based revolving credit agreement	15,000	—
Repayment of borrowings under asset-based revolving credit agreement	(5,000)	—
Net cash provided by (used in) financing activities	9,783	(21,871)
Effect of exchange rate changes on cash and cash equivalents	(91)	86
Net decrease in cash and cash equivalents	$(19,637)	$(63,592)
Cash and cash equivalents, beginning of period	30,366	77,303
Cash and cash equivalents, end of period	$10,729	$13,711

Vera Bradley, Inc.
Third Quarter Fiscal 2026
GAAP to Non-GAAP Reconciliation Thirteen Weeks Ended November 1, 2025
(in thousands, except per share amounts)
(unaudited)

Thirteen Weeks Ended
Net loss from continuing operations	$(12,365)
Severance(1)	609
Transformation initiatives(1)	398
Consulting and professional fees(1)	297
PO cancellation fees(2)	(222)
Income tax adjustments(3)	2,975
Net loss from continuing operations - Non-GAAP	(8,308)
Diluted net loss per share from continuing operations - Non-GAAP	$(0.30)
(1) Recorded in selling, general, and administrative ("SG&A") expenses
(2) Represents true up of PO cancellation fees and recorded in cost of goods sold
(3) Adjusted net loss from continuing operations and adjusted diluted EPS are calculated using a statutory tax rate of 26%

	Thirteen Weeks Ended
	Vera Bradley Direct	Vera Bradley Indirect	Unallocated Corporate Expenses	Total
Operating income (loss) from continuing operations	$2,685	883	$(15,742)	$(12,174)
Severance	—	—	609	609
Transformation initiatives	27	7	364	398
Consulting and professional fees	—	—	297	297
PO cancellation fees	(191)	(31)	—	(222)
Operating income (loss) from continuing operations - Non-GAAP	$2,521	$859	$(14,472)	$(11,092)

Vera Bradley, Inc.
Third Quarter Fiscal 2025
GAAP to Non-GAAP Reconciliation Thirteen Weeks Ended November 2, 2024
(in thousands, except per share amounts)
(unaudited)

Thirteen Weeks Ended
Net loss from continuing operations	$(13,332)
PPE impairment charges(1)	2,063
Project Restoration(1)	669
Severance(1)	248
Consulting and professional fees(1)	164
Income tax adjustments(2)	6,492
Net loss from continuing operations - Non-GAAP	(3,696)
Diluted net loss per share from continuing operations - Non-GAAP	$(0.13)
(1) Recorded in SG&A expenses
(2) Adjusted net loss from continuing operations and adjusted diluted EPS are calculated using a statutory tax rate of 26%

	Thirteen Weeks Ended
	Vera Bradley Direct	Vera Bradley Indirect	Unallocated Corporate Expenses	Total
Operating income (loss) from continuing operations	$2,104	6,068	$(16,325)	$(8,153)
PPE impairment charges	2,063	—	—	2,063
Project Restoration	147	522	—	669
Severance	186	14	48	248
Consulting and professional fees	—	—	164	164
Operating income (loss) from continuing operations - Non-GAAP	$4,500	$6,604	$(16,113)	$(5,009)

Vera Bradley, Inc.
Third Quarter Fiscal 2026
GAAP to Non-GAAP Reconciliation Thirty-Nine Weeks Ended November 1, 2025
(in thousands, except per share amounts)
(unaudited)

Thirty-Nine Weeks Ended
Net loss from continuing operations	$(35,334)
Severance(1)	3,920
Consulting and professional fees(2)	1,726
Professional fees associated with sale of Pura Vida(1)	1,110
PPE impairment charges(1)	1,048
Transformation initiatives(1)	670
PO cancellation fees(3)	638
Inventory write-off associated with sale of Pura Vida(3)	250
Income tax adjustments(4)	7,083
Net loss from continuing operations - Non-GAAP	(18,889)
Diluted net loss per share from continuing operations - Non-GAAP	$(0.67)
(1) Recorded in SG&A expenses
(2) $555 recorded in cost of goods sold and $1,171 recorded in SG&A expenses
(3) Recorded in cost of goods sold
(4) Adjusted net loss from continuing operations and adjusted diluted EPS are calculated using a statutory tax rate of 26%

	Thirty-Nine Weeks Ended
	Vera Bradley Direct	Vera Bradley Indirect	Unallocated Corporate Expenses	Total
Operating income (loss) from continuing operations	$6,484	5,056	$(46,163)	$(34,623)
Severance	15	—	3,905	3,920
Consulting and professional fees	608	78	1,040	1,726
Professional fees associated with sale of Pura Vida	—	—	1,110	1,110
PPE impairment charges	1,048	—	—	1,048
Transformation initiatives	42	10	618	670
PO cancellation fees	548	90	—	638
Inventory write-off associated with sale of Pura Vida	214	36	—	250
Operating income (loss) from continuing operations - Non-GAAP	$8,959	$5,270	$(39,490)	$(25,261)

Vera Bradley, Inc.
Third Quarter Fiscal 2025
GAAP to Non-GAAP Reconciliation Thirty-Nine Weeks Ended November 2, 2024
(in thousands, except per share amounts)
(unaudited)

Thirty-Nine Weeks Ended
Net loss from continuing operations	$(13,409)
PPE impairment charges(1)	2,063
Severance(2)	1,037
Project Restoration(1)	999
One-time vendor charges(3)	747
Consulting and professional fees(1)	380
Income tax adjustments(4)	452
Net loss from continuing operations - Non-GAAP	(7,731)
Diluted net loss per share from continuing operations - Non-GAAP	$(0.26)
(1) Recorded in SG&A expenses
(2) $926 recorded in SG&A expenses and $111 recorded in cost of goods sold
(3) Recorded in cost of goods sold
(4) Adjusted net loss from continuing operations and adjusted diluted EPS are calculated using a statutory tax rate of 26%

	Thirty-Nine Weeks Ended
	Vera Bradley Direct	Vera Bradley Indirect	Unallocated Corporate Expenses	Total
Operating income (loss) from continuing operations	$19,530	14,637	$(50,544)	$(16,377)
PPE impairment charges	2,063	—	—	2,063
Severance	321	231	485	1,037
Project Restoration	477	522	—	999
One-time vendor charges	747	—	—	747
Consulting and professional fees	—	—	380	380
Operating income (loss) from continuing operations - Non-GAAP	$23,138	$15,390	$(49,679)	$(11,151)